UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 4, 2012 (December 8, 2011)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

700 East Ninth Avenue, Suite 200, Denver CO	80,203
(Address of principal executive offices)	(Zip Code)

(720) 570-3858
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
Magellan Petroleum Corporation (the “Company”) filed a Current Report on Form 8-K on December 14, 2011 (the “Original Report”) to report the certified results for each of the matters submitted to a vote of shareholders at its 2011 Annual Meeting held on December 8, 2011 (the “Annual Meeting”). The Company is filing this amendment to the Original Report to report that, consistent with the Board of Directors' recommendation in the Company's 2011 Proxy Statement for the Annual Meeting and the voting results, the Company has determined to hold an advisory vote on the compensation of the Company's named executive officers annually through 2017, when the next shareholder vote on the frequency of say-on-pay votes is required under Section 14A of the Securities Exchange Act of 1934, as amended, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company's shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ J. Thomas Wilson
Name: John Thomas Wilson
Title: Chief Executive Officer and President

Dated: May 4, 2012